Exhibit 99.1

Accelerate Diagnostics Reports Third Quarter 2024 Financial Results

TUCSON, Ariz., November 7, 2024 -- Accelerate Diagnostics, Inc. (Nasdaq: AXDX) today announced financial results for the third quarter ended September 30, 2024.

“We are excited by the momentum we’re building across our innovation pipeline, underscored by the successful launch of the clinical trial for our WAVETM system and the Gram-Negative assay. This quarter also marked a significant milestone with FDA clearance of our Accelerate ArcTM system, a testament to our commitment to breakthrough solutions in diagnostics,” commented Jack Phillips, President and CEO of Accelerate Diagnostics, Inc. “Alongside these advances, we’ve continued to make meaningful progress in our commercial strategy, all while exercising disciplined financial management, which we believe will help drive sustainable growth for our company,” Mr. Phillips continued.

Third Quarter 2024 Operating Highlights

▪	Began WAVE system and Gram-Negative assay clinical trial.

▪	Received 510(k) clearance of the Accelerate Arc system and BC kit, an innovative, automated positive blood culture sample preparation platform.

▪	Continued to executed contract extensions with several strategic customers with approximately 75% of U.S. Pheno® customers secured through the anticipated WAVE commercial launch, subject to regulatory approvals.

▪	In the United States, added five new contracted Pheno instruments during the quarter, ending the quarter with 352 clinically live revenue-generating instruments and another 77 contracted instruments in the process of being implemented.

Third Quarter 2024 Financial Highlights

▪	Net sales for the quarter were $3.0 million, compared to $3.3 million for the same quarter of the prior year. The overall decline was driven by lower instrument net sales but was partially offset by an increase from consumable products of 9% compared to the same period in the prior year.

▪	Gross margin was approximately 29% for the quarter, compared to approximately 3% for the same quarter of the prior year. The increase in gross margin reflects both product sales mix, as well as an inventory write-down in the prior year period.

▪	Selling, general, and administrative (SG&A) costs for the quarter were $5.6 million, compared to $7.8 million for the same quarter of the prior year. SG&A costs include non-cash stock-based compensation of $1.0 million and $1.5 million, respectively, for the same periods. The decline in SG&A costs is primarily a result of lower employee-related expenses.

▪	Research and development (R&D) costs for the quarter were $3.8 million, compared to $7.0 million for the same quarter of the prior year. R&D costs include non-cash stock-based compensation of $0.2 million and $0.3 million, respectively, for the same periods. The decline in R&D costs is primarily a result of lower third-party development costs for our WAVE system.

▪	Net loss was $14.6 million for the quarter, resulting in a net loss per share of $0.59.

▪	Ended the quarter with total cash, cash equivalents and investment of $20.9 million, compared to $9.7 million at the start of the quarter. The increase in cash and cash equivalents reflects proceeds from our recent debt issuance of $15 million in aggregate principal, as well as $1.2 million from a refundable R&D tax offset and $0.5 million of proceeds from warrant exercises.

Year-to-date Financial 2024 Highlights

•	Net sales were $8.9 million year-to-date, compared to $9.0 million for the same period of the prior year. The decrease in revenues was driven by lower consumable products sold in the current year period.

•	Gross margin was approximately 25% year-to-date, compared to 21% for the same period of the prior year.

•	SG&A costs year-to-date were $16.7 million, compared to $25.4 million for the same period of the prior year. SG&A costs include non-cash stock-based compensation of $2.6 million for each of these periods. The decline in SG&A costs is primarily a result of lower employee-related expenses.

•	R&D costs were $12.9 million year-to-date, compared to $19.8 million for the same period of the prior year. R&D costs include non-cash stock-based compensation of $0.7 million and $1.1 million, respectively, for the same periods. The decline in R&D costs is primarily a result of lower employee-related expenses, as well as lower third-party development costs for our WAVE system.

•	Net loss was $40.5 million year-to-date, resulting in a net loss per share of $1.78.

Full financial results for the quarter ended September 30, 2024 will be filed on Form 10-Q through the Securities and Exchange Commission’s (SEC) website at http://www.sec.gov.

Audio Webcast and Conference Call

Management will host a conference call on Thursday, November 7, 2024, at 4:30 p.m. Eastern Time to review third quarter 2024 results.

To listen to the audio webcast online, visit ir.axdx.com. A replay of the audio webcast will be available for 30 days.

To listen by phone, dial 1.877.883.0383 and enter the Elite Entry Number: 1269422. International participants may dial +1.412.902.6506. Please dial-in 10-15 minutes prior to the start of the conference.

A replay of the call will be available by telephone at +1.877.344.7529 (U.S.) or +1.412.317.0088 (International) using the replay code 2603705 until November 28, 2024.

Use of Non-GAAP Financial Measures

This press release contains certain financial measures that are not recognized measures under accounting principles generally accepted in the United States of America (“GAAP”), which include SG&A, R&D, and operating income (loss) amounts excluding stock-based compensation expenses.

Our management and board of directors use expenses excluding the cost of stock-based compensation and certain impairment transactions to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short-term and long-term operating and financing plans. Accordingly, we believe that expenses excluding the cost of stock-based compensation and certain impairment transactions provides useful information for investors in understanding and evaluating our operating results in the same manner as our management and our board of directors. Expenses excluding the cost of stock-based compensation and certain impairment transactions are non-GAAP financial measures and should be considered in addition to, not as superior to, or as a substitute for, SG&A expenses, R&D expenses, and operating income (loss) reported in accordance with GAAP. The following tables present a reconciliation of SG&A expenses, R&D expenses and operating income (loss) excluding stock-based compensation and certain impairment transactions to comparable GAAP measures for the periods indicated:

	Three Months Ended September 30, (in thousands)
	2024	2023
Sales, general and administrative	$5,636	$7,761
Non-cash equity-based compensation as a component of sales, general and administrative	963	1,488
Sales, general and administrative less non-cash equity-based compensation	$4,673	$6,273

	Three Months Ended September 30, (in thousands)
	2024	2023
Research and development	$3,838	$6,996
Non-cash equity-based compensation as a component of research and development	182	269
Research and development less non-cash equity-based compensation	$3,656	$6,727

	Three Months Ended September 30, (in thousands)
	2024	2023
Loss from operations	$8,618	$14,650
Non-cash equity-based compensation as a component of loss from operations	1,155	1,815
Inventory write-down	0	1,184
Loss from operations less non-cash equity-based compensation and inventory write-down	$7,463	$11,651

About Accelerate Diagnostics, Inc.

Accelerate Diagnostics, Inc. is an in vitro diagnostics company dedicated to providing solutions for the global challenges of antibiotic resistance and sepsis. In addition to the Accelerate Arc system, the Accelerate Pheno system and Accelerate PhenoTest® BC kit combine several technologies aimed at reducing the time clinicians must wait to determine the most optimal antibiotic therapy for deadly infections. The FDA-cleared Accelerate Pheno system and Accelerate PhenoTest BC kit fully automate sample preparation, identification and phenotypic antibiotic susceptibility testing in approximately seven hours directly from positive blood cultures. Recent external studies indicate the solution offers results 1–2 days faster than existing methods, enabling clinicians to optimize antibiotic selection and dosage specific to the individual patient days earlier.

© Copyright 2024 Accelerate Diagnostics, Inc. All Rights Reserved. The "ACCELERATE DIAGNOSTICS," "ACCELERATE PHENO," "ACCELERATE PHENOTEST," "ACCELERATE ARC" and "ACCELERATE WAVE" diamond shaped logos and marks are trademarks or registered trademarks of Accelerate Diagnostics, Inc. All other trademarks are the property of their respective owners.

For more information about the company, its products and technology, or recent publications, visit axdx.com.

Forward-Looking Statements

Certain of the statements made in this press release and the related conference call are forward-looking or may have forward-looking implications within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the company intends that such forward-looking statements be subject to the safe harbors created thereby. These forward-looking statements, which can be identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” or “continue,” or variations thereon or comparable terminology, include but are not limited to, statements about: the company’s future development plans and growth strategy, including beliefs, plans and objectives relating to its future operations, products and performance, such as the anticipated WAVE commercial launch; projections as to when certain key business milestones may be achieved; expectations regarding the potential or benefits of the company’s existing and future products and technologies, including the Accelerate Wave system, such as the expectation of the performance of the Wave system based on pre-clinical trials; projections of future demand for the company’s products; the company’s continued investment in new product development to both enhance its existing products and bring new ones to market; the company’s expectations relating to current supply chain impacts and inflationary pressures; the company’s expectations regarding its commercial partnerships, including anticipated benefits from such collaborations; the company’s intentions and plans relating to regulatory approvals; and the company’s liquidity and capital requirements. Actual results or developments may differ materially from those projected or implied in these forward-looking statements due to significant risks and uncertainties, including, but not limited to: volatility throughout the global economy and the related impacts to the businesses of the company’s suppliers and customers, whether due to customer demand fluctuations, supply chain constraints and inflationary pressures or otherwise; difficulties in resolving the company’s continuing financial condition and ability to obtain additional capital to meet its financial obligations; the company’s ability to obtain any regulatory approvals; and less than expected operating and financial benefits resulting from cost cutting measures. Other important factors that could cause the company’s actual results to differ materially from those in its forward-looking statements include those discussed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” sections of the company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings with the SEC. These forward-looking statements are also based on certain additional assumptions, including, but not limited to, that the company will retain key management personnel; the company will be successful in the commercialization of its products; the company will obtain sufficient capital to commercialize its products and continue development of complementary products; the company will be successful in obtaining marketing authorization for its products from the FDA and other regulatory agencies and governing bodies; the company will be able to protect its intellectual property; the company’s ability to respond effectively to technological change; the company’s ability to accurately anticipate market demand for its products; and that there will be no material adverse change in the company’s operations or business and general market and industry conditions. Except as required by federal securities laws, the company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing the company’s plans and expectations as of any subsequent date.

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Source: Accelerate Diagnostics Inc.

For further information: Investor Inquiries & Media Contact: Laura Pierson, Accelerate Diagnostics, +1 520 365-3100, investors@axdx.com.

ACCELERATE DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED

BALANCE SHEETS

(in thousands, except share data)

	September 30,	December 31,
	2024	2023
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$19,691	$12,138
Investments	1,221	1,081
Trade accounts receivable, net	2,027	2,622
Inventory	2,978	3,310
Prepaid expenses	529	380
Purchase obligation put option asset	—	3,419
Other current assets	990	1,516
Total current assets	27,436	24,466
Property and equipment, net	2,878	2,389
Finance lease assets, net	626	1,518
Operating lease right of use assets, net	612	1,177
Other non-current assets	763	1,816
Total assets	$32,315	$31,366
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$4,714	$4,796
Accrued liabilities	2,940	3,243
Accrued interest	1,010	164
Deferred revenue and income, current	671	1,545
Current portion of convertible notes	—	726
Common warrant liability	8,001	—
Finance lease, current	115	583
Operating lease, current	807	977
Total current liabilities	18,258	12,034
Finance lease, non-current	47	262
Operating lease, non-current	—	570
Deferred income, non-current	2,469	1,122
Other non-current liabilities	2,017	1,164
Notes payable, non-current	14,995	—
Convertible notes, non-current	43,010	36,102
Total liabilities	80,796	51,254

Commitments (see Note 15)

See accompanying notes to condensed consolidated financial statements.

ACCELERATE DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED

BALANCE SHEETS (CONTINUED)

(in thousands, except share data)

	September 30,	December 31,
	2024	2023
	Unaudited
Stockholders’ deficit:
Preferred shares, $0.001 par value;
5,000,000 preferred shares authorized with no shares issued and outstanding on September 30, 2024 and December 31, 2023	—	—
Common stock, $0.001 par value;
450,000,000 common shares authorized with 24,886,822 shares issued and outstanding on September 30, 2024 and 14,569,500 shares issued and outstanding on December 31, 2023	25	14
Contributed capital	706,931	694,634
Treasury stock	(45,067)	(45,067)
Accumulated deficit	(709,313)	(668,857)
Accumulated other comprehensive loss	(1,057)	(612)
Total stockholders’ deficit	(48,481)	(19,888)
Total liabilities and stockholders’ deficit	$32,315	$31,366

See accompanying notes to condensed consolidated financial statements.

ACCELERATE DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

Unaudited

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net sales	$2,975	$3,299	$8,882	$9,032

Cost of sales	2,119	2,008	6,627	5,931
Inventory write-down	—	1,184	—	1,184
Total cost of sales	2,119	3,192	6,627	7,115

Gross profit	856	107	2,255	1,917

Costs and expenses:
Research and development	3,838	6,996	12,914	19,783
Sales, general and administrative	5,636	7,761	16,719	25,432
Total costs and expenses	9,474	14,757	29,633	45,215

Loss from operations	(8,618)	(14,650)	(27,378)	(43,298)

Other income (expense):
Interest expense	(3,593)	(2,205)	(8,632)	(3,798)
Interest expense related-party	—	—	—	(1,817)
Gain (loss) on extinguishment of debt	—	51	—	(6,499)
(Loss) on extinguishment of debt related-party	—	—	—	(6,755)
Gain on extinguishment of accounts payable	—	—	743	—
Gain (loss) on fair value adjustments	(3,194)	18,056	(5,413)	13,026
Foreign currency exchange gain (loss)	523	(428)	279	(170)
Interest income	179	246	495	921
Other income (expense), net	64	(29)	(550)	56
Total other income (expense), net	(6,021)	15,691	(13,078)	(5,036)

Net income (loss) before income taxes	(14,639)	1,041	(40,456)	(48,334)
Provision for income taxes	—	(131)	—	(286)
Net income (loss)	$(14,639)	$910	$(40,456)	$(48,620)

Basic net income (loss) per share	$(0.59)	$0.06	$(1.78)	$(4.13)
Basic weighted average shares outstanding	24,915	14,433	22,667	11,777

Other comprehensive loss:
Net income (loss)	$(14,639)	$910	$(40,456)	$(48,620)
Net unrealized gain on debt securities available for sale	—	—	—	28
Foreign currency translation adjustment	(609)	293	(445)	12
Comprehensive income (loss)	$(15,248)	$1,203	$(40,901)	$(48,580)

See accompanying notes to condensed consolidated financial statements.

ACCELERATE DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Unaudited

(in thousands)

	Nine Months Ended
	September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(40,456)	$(48,620)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,613	2,434
Equity-based compensation	3,418	4,023
Amortization of debt discount and issuance costs	6,025	2,060
Paid-in-Kind (PIK) Interest	2,036	—
Amortization of debt discount related-party	—	1,033
Provision for bad debts	95	252
Loss on disposal of property and equipment	106	134
Unrealized gain on equity investments	(129)	(61)
Units offering issuance cost	680	—
Loss on extinguishment of debt	—	6,499
Loss on extinguishment of debt with related party	—	6,755
Gain on extinguishment of accounts payable	(743)	—
Loss on fair value adjustments	5,413	(13,026)
Inventory write-down	—	1,184
(Increase) decrease in assets:
Accounts receivable	510	(283)
Inventory	(37)	298
Prepaid expense and other	597	737
Increase (decrease) in liabilities:
Accounts payable	661	218
Accrued liabilities and other	(1,234)	261
Accrued interest	846	1,738
Accrued interest due to related party	—	784
Deferred revenue and income	473	1,139
Net cash used in operating activities	(19,126)	(32,441)

Cash flows from investing activities:
Purchases of equipment	(509)	(925)
Maturities of marketable securities	—	9,695
Net cash (used in) provided by investing activities	(509)	8,770

See accompanying notes to condensed consolidated financial statements.

ACCELERATE DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS (CONTINUED)

Unaudited

(in thousands)

	Nine Months Ended
	September 30,
	2024	2023
Cash flows from financing activities:
Proceeds from issuance of Units to related party	4,750	—
Proceeds from issuance of Units	10,232	—
Units offering issuance cost	(1,234)	—
Proceeds from issuance of common stock to related party	—	4,000
Proceeds from exercise of warrants	502	—
Payments on finance leases	(683)	(1,357)
Proceeds from issuance of 16.00% Notes	15,000	—
Transaction costs related to debt and equity issuances	(202)	(3,731)
Proceeds from issuance of 5.00% Notes	—	10,000
Payment of debt	(726)	—
Net cash provided by financing activities	27,639	8,912

Effect of exchange rate on cash	(451)	16

Decrease in cash and cash equivalents	7,553	(14,743)
Cash and cash equivalents, beginning of period	12,138	34,905
Cash and cash equivalents, end of period	$19,691	$20,162

Non-cash investing activities:
Net transfer of instruments from inventory to property and equipment	$321	$88

Non-cash financing activities:
Accrued debt issuance costs	$566	$—
Extinguishment of 5.00% Notes through issuance of common stock	$43	$330
Capital contribution from the exchange of secured note and accrued interest through the issuance of common stock with related party	$—	$25,363
Exchange of 2.50% Notes and accrued interest for 5.00% Notes	$—	$56,893
Debt premium on issuance of 5.00% Notes	$—	$6,023
Bifurcated derivative liability	$—	$38,160
Extinguishment of derivative liability in connection with extinguishment of 5.00% Notes	$—	$380
Issuance of common stock in connection with extinguishment of 5.00% Notes	$—	$658

Supplemental cash flow information:
Interest paid	$33	$—

See accompanying notes to condensed consolidated financial statements.